SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 17, 2007

OIL STATES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16337 (Commission File Number)	76-0476605 (I.R.S. Employer Identification No.)
Three Allen Center
333 Clay Street, Suite 4620
Houston, Texas 77002
(Address and zip code of principal executive offices)
Registrant’s telephone number, including area code: (713) 652-0582
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 17, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of Oil States International, Inc. (the “Company”) recommended, and the Board authorized and approved, a raise in the base salary of Cindy B. Taylor, the Company’s President and Chief Executive Officer, from $420,000 to $450,000 per year, effective as of May 1, 2007 to coincide with the date of her promotion, and increased Mrs. Taylor’s Annual Incentive Compensation Plan (“AICP”) target from 55% to 60%. Also, on May 17, 2007, the Committee recommended, and the Board authorized and approved, a restricted stock award to Mrs. Taylor of 5,407 shares and a stock option award of 14,760 shares under the Company’s 2001 Equity Participation Plan. The restricted stock award vests in equal annual installments over four years. The stock option award is exercisable at $36.99 per share, the closing price of the Company’s stock on May 17, 2007, vests in equal annual installments over a four year period and has a term of six years.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 23, 2007

OIL STATES INTERNATIONAL, INC.
By:	/s/ Robert W. Hampton
	Name:	Robert W. Hampton
	Title:	Senior Vice President, Accounting and Corporate Secretary